UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 23, 2014

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2014, Mr. Bruce Brown, retired Chief Technology Officer of The Procter & Gamble Company, was elected to the Board of Directors of P. H. Glatfelter Company (the "Company"). He is also a member of the Board of Directors of Nokia Corporation. Mr. Brown has not yet been named to serve on any committees of the Board of Directors of the Company.

Compensatory arrangements for Mr. Brown as a new director will be consistent with the Company’s previously disclosed standard arrangements for directors. Such arrangements are described under "Non Employee Director Compensation" of the Company’s proxy statement for its 2014 annual meeting of shareholders filed on March 31, 2014, which disclosure is incorporated herein by reference. In general, non-employee directors receive an annual retainer fee and committee meeting fees in cash, and restricted stock units.

A copy of the press release issued by the Company announcing Mr. Brown’s election is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 23, 2014, the Board of Directors of the Company adopted Amended and Restated By-laws. The Amended and Restated By-laws increase the size of the Board from nine directors to ten directors. The Amended and Restated By-laws are filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

3.1 - Amended and Restated By-laws of P. H. Glatfelter Company, as amended dated September 23, 2014.

99.1 - A copy of the press release dated September 23, 2014, issued by the Company announcing the election of Bruce Brown to its Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

September 24, 2014	By:	/s/ Kent K. Matsumoto

Name: Kent K. Matsumoto
Title: Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-laws of P. H. Glatfelter Company, as amended dated September 23, 2014.
99.1	Press release announcing the election of Bruce Brown to P. H. Glatfelter Company's board of directors.